Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 27, 2024 (this “Amendment”), is entered into by and among OPEN TEXT CORPORATION, a corporation amalgamated under the laws of Canada, as borrower (the “Borrower” or “Open Text”), each Guarantor (as defined in the Credit Agreement referred to below), each Lender party hereto (as defined in the Credit Agreement referred to below), and BARCLAYS BANK PLC, in its capacities as administrative agent and collateral agent under the Credit Agreement referred to below (the “Agent”).
Reference is hereby made to that certain Credit Agreement, dated as of August 25, 2022 (as amended by the First Amendment to Credit Agreement dated as of December 1, 2022, the Second Amendment to Credit Agreement dated as of August 14, 2023 and the Third Amendment to Credit Agreement dated as of May 15, 2024, the “Existing Credit Agreement”, and the Existing Credit Agreement (including the schedules thereto), as amended by this Amendment, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement), among the Borrower, the Guarantors and Lenders party thereto from time to time, and the Agent. Pursuant to Section 16.01 of the Existing Credit Agreement, each Loan Party, each Lender and the Agent have agreed to the amendments to the Existing Credit Agreement set forth in ARTICLE I below.
With respect to the 2024-A Replacement Term Loan Commitments (as defined below), Barclays Bank PLC, BofA Securities, Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Citibank, N.A., ICICI Bank Canada, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., National Bank of Canada Financial Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (or any of their respective affiliates designated to act in such capacity) will act as the joint lead arrangers and joint bookrunners (in such capacities, the “2024-A Refinancing Arrangers”).
Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT
SECTION 1.01     Amendments. The Loan Parties, the Lenders party hereto (or party to a 2024-A Replacement Term Loan Consent) and the Agent agree that:
(a)the Existing Credit Agreement shall be amended on the Amendment Date to:
(i)add after the words “May 15, 2024” on the cover page the words “, and as amended on November 27, 2024”;
(ii) replace “and as amended by the Third Amendment” in the first paragraph before the recitals to the Existing Credit Agreement the words “, the Third Amendment and as amended by the Fourth Amendment”;
(iii)add the following defined terms in alphabetical order in Section 1.01:

““2024-A Additional Replacement Term Lender” means a Person with a 2024-A Additional Replacement Term Loan Commitment on the Fourth Amendment Effective Date. For the avoidance of doubt, an

Existing Lender immediately prior to the Fourth Amendment Effective Date may also be a 2024-A Additional Replacement Term Lender.
“2024-A Additional Replacement Term Loan” means a Term Loan that is made pursuant to Section 2.01(a) of the Fourth Amendment.
“2024-A Additional Replacement Term Loan Commitment” means, with respect to each 2024-A Additional Replacement Term Lender, the commitment of such 2024-A Additional Replacement Term Lender to make 2024-A Additional Replacement Term Loans to the Borrower on the Fourth Amendment Effective Date. The amount of each Lender's 2024-A Additional Replacement Term Loan Commitment as of the Fourth Amendment Effective Date is set forth on Annex II to the Fourth Amendment.
“2024-A Cashless Settlement Option Lender” means each Lender in respect of the Existing Term Loans that executed and delivered a 2024-A Replacement Term Loan Consent pursuant to which it selected the “Cashless Settlement Option” on or prior to the Fourth Amendment Effective Date.
“2024-A Post-Closing Option Lender” means each Lender in respect of the Existing Term Loans that executed and delivered a 2024-A Replacement Term Loan Consent pursuant to which it selected the “Post-Closing Settlement Option” on or prior to the Fourth Amendment Effective Date.
“2024-A Refinancing Arrangers” has the meaning assigned to such term in the recitals to the Fourth Amendment.
“2024-A Replacement Term Loan Commitments” means, collectively, (i) the 2024-A Replacement Term Loan Exchange Commitments and (ii) the 2024-A Additional Replacement Term Loan Commitments.
“2024-A Replacement Term Loan Consent” means a consent to the Fourth Amendment substantially in the form of Annex III attached thereto.
“2024-A Replacement Term Loan Exchange Commitment” means the agreement of a 2024-A Cashless Settlement Option Lender to exchange its Existing Term Loans for an equal aggregate principal amount of 2024-A Replacement Term Loans on the Fourth Amendment Effective Date (or such lesser amount as allocated to such 2024-A Cashless Settlement Option by the 2024-A Refinancing Arranger on or prior to the Fourth Amendment Effective Date).
“2024-A Replacement Term Lender” means, collectively, (i) each 2024-A Cashless Settlement Option Lender and (ii) each 2024-A Additional Replacement Term Lender.
“2024-A Replacement Term Loans” means, collectively, (i) each Term Loan received in exchange for an Existing Term Loan that is held by a

2024-A Cashless Settlement Option Lender and (ii) each 2024-A Additional Replacement Term Loan.
“2024-A Replacement Term Loan Exchange Lender” means a Person with a 2024-A Replacement Term Loan Exchange Commitment on the Fourth Amendment Effective Date.
“2024-A Replacement Term Loan Non-Exchanging Lender” means each Existing Term Lender that (i) did not execute and deliver a 2024-A Replacement Term Loan Consent on or prior to the Fourth Amendment Effective Date or (ii) is a 2024-A Post-Closing Option Lender.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of November 27, 2024, among each Loan Party, the Administrative Agent, the Collateral Agent and each Lender.
“Fourth Amendment Effective Date” shall mean November 27, 2024.
“Permitted Securitization Program” means any receivables securitization program entered into by a Borrower or any of its Subsidiaries which meets all of the following criteria:
(i)the assets to be securitized in such transaction, with limited exceptions, are generally accounts receivable arising in connection with the sale of goods or rendering of services;
(ii)the transfer of such assets is structured as a non-recourse true sale; and
(iii)such transaction is entered into with an arm’s length purchaser and on reasonable commercial terms.”;
(iv)amend the definitions of “Commitment”, “Debt”, “Existing Term Lender”, “Existing Term Loans”, “Permitted Debt”, “Permitted Dispositions”, “Permitted Encumbrances”, “Term Loan Facility” and “Term Loans” in Section 1.01 of the Existing Credit Agreement as follows (indicated by way of example: ~~deleted text~~ and added text):
“Commitment” means, in respect of the Term Loan Facility as of the ~~Third~~Fourth Amendment Effective Date, U.S. $ ~~2,230,187,500.00~~ 2,212,262,500.00. Each Lender's Commitment as of the ~~Third~~Fourth Amendment Effective Date is the amount of such Lender's 2024-A Replacement Term Loan Commitment.
“Debt” of any Person means, at any time, (without duplication), (i) all indebtedness of such Person for borrowed money including borrowings of commodities, bankers’ acceptances, letters of credit or letters of guarantee; (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness (other than trade payables and other current liabilities incurred in the ordinary course of business); (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (but excluding customary title retention provisions in supply contracts entered into in the ordinary course of business with payment terms not exceeding 120 days and as to which payments are not overdue by more than 30 days); (iv) all indebtedness of another Person secured by an Encumbrance on any properties or assets of such Person (other than Encumbrances being contested in good faith); (v) all Capital Lease Obligations of such Person; (vi) the aggregate amount at which any shares in the capital of such Person which are redeemable or retractable at the option of the holder may be retracted or redeemed for cash or indebtedness of the type described in clause (i) above provided all conditions precedent for such retraction or redemption have been satisfied; (vii) all other obligations of such Person upon which interest charges are customarily paid by such Person; (viii) the net amount of all obligations of such Person (determined on a marked-to-market basis) under Hedging Agreements; ~~and~~(ix) the outstanding amount of any receivables securitization program including any Permitted Securitization Program; and (x) all Debt Guaranteed by such Person.
“Existing Term Lender” means a Lender with Existing Term Loans outstanding immediately prior to the ~~Third~~Fourth Amendment Effective Date.
“Existing Term Loans” means Term Loans outstanding under the Credit Agreement immediately prior to the ~~Third~~Fourth Amendment Effective Date.
“Permitted Debt” means,
(a)    Debt hereunder or under any other Credit Document;
(b)    Debt existing on the Effective Date and set forth in Schedule K and, in the case of the Revolving Credit Agreement, (x) Debt incurred after the Effective Date pursuant to the “Revolving Credit Commitments” thereunder and (y) up to U.S. $750,000,000 in aggregate principal amount of “Incremental Facilities” permitted under the Revolving Credit Agreement on the terms in effect as of the Effective Date;
(c)    intercompany Debt permitted by Section 6.02(9)(b) or Section 6.02(9)(c) and intercompany Debt, payments on which are excluded from the definition of “Restricted Payments” by clauses (x) or (y) thereof, which Debt shall, in each case, if owing to a Loan Party, be pledged, subject to Permitted Exceptions, to the Administrative Agent or the Collateral Agent, as applicable, under the applicable Security Document;
(d)    Capital Lease Obligations in an aggregate amount not to exceed the greater of (i) U.S. $500,000,000 (or the equivalent thereof in any other currency) and (ii) 20.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) at any time outstanding;

(e)    Debt secured by Purchase Money Mortgages in an aggregate amount not to exceed the greater of (i) U.S. $500,000,000 (or the equivalent thereof in any other currency) and (ii) 20.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) at any time outstanding;
(f)    [reserved];
(g)    any obligation in respect of judgments that do not result in an Event of Default under Section 7.01(1)(j);
(h)    Refinancing Debt incurred in respect of any of the foregoing or in respect of clauses (i)(ii), (k), (m), (n)(ii) or (p) below;
(i)    Debt consisting of letters of credit and guarantees of local bank guarantees of performance of the obligations of Subsidiaries under leases of facilities of the Loan Parties, in an aggregate amount for all such Debt not to exceed the greater of (i) U.S. $250,000,000 (or the equivalent thereof in any other currency) and (ii) 10.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) at any time;
(j)    Debt consisting of letters of credit issued to support performance obligations (not constituting Debt of the type described in clause (i) of the definition therefor) of Open Text and its Subsidiaries under service agreements or licences in the ordinary course of business;
(k)    Debt in an unlimited amount, whether secured (including by way of Encumbrances ranking pari passu with the Encumbrances created under the Security Documents) or unsecured provided that Open Text has demonstrated that it will be in compliance with a Consolidated Senior Secured Net Leverage Ratio of less than 2.75:1.00 on a pro forma basis at the end of the Financial Quarter immediately following the incurrence of such Debt for the Measurement Period then ended and with respect to any secured Debt, subject to intercreditor arrangements substantially in the form of the Intercreditor Agreement or otherwise satisfactory to the Administrative Agent (and customary terms of such arrangements shall be deemed to be satisfactory), and otherwise containing terms, covenants, and defaults that are not more restrictive, taken as a whole, than the terms, covenants and defaults contained in the Credit Documents; provided that if secured, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, such Debt shall not be secured by any property or assets of the Loan Parties other than the Collateral;
(l)    Debt under or in connection with customary treasury, depositary, cash management, automatic clearing house arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice;

(m)    Debt permitted to be secured by Encumbrances described in clause (n) of “Permitted Encumbrances” whether or not so secured at any time;
(n)    Debt under a Permitted Securitization Program in an amount not to exceed U.S. $300,000,000 in aggregate principal amount at any time outstanding;
~~(n)~~(o)    Debt not otherwise permitted above in an aggregate amount not to exceed the greater of (i) U.S. $500,000,000 (or the equivalent thereof in any other currency) and (ii) 20.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) at any time;
~~(o)~~(p)    in case of the Term B Credit Agreement up to U.S. $250,000,000 in aggregate principal amount of “Incremental Term Facilities” permitted under the Term B Credit Agreement on the terms in effect as of the Effective Date; and
~~(p)~~(q)    Debt incurred in connection with the Target Acquisition under the Bridge Loan Agreement (as in effect on the Effective Date) and any secured or unsecured notes incurred in lieu thereof.
“Permitted Dispositions” means (i) any Disposition of Assets to Loan Parties; (ii) Dispositions of inventory in the ordinary course of business; (iii) Dispositions of Assets which are obsolete, redundant or of no material economic value; (iv) Dispositions of Assets in each Financial Year to a Person that is not a Loan Party of not more than an amount equal to 20% of Consolidated Assets in the aggregate for all such Dispositions during such Financial Year (determined on the first Business Day of such Financial Year); provided that if, for any Financial Year, the amount specified above exceeds the aggregate amount of applicable Dispositions made by Open Text and its Subsidiaries, as determined on a consolidated basis during such Financial Year, the amount set forth above for the succeeding Financial Year shall be increased by 50% of such excess amount; provided, further, that all such Dispositions pursuant to this clause (iv) shall not exceed an aggregate amount equal to 45% of Consolidated Assets as of the Effective Date; (v) Dispositions of Assets to Subsidiaries of Open Text so long as Section 6.02(6) and Section 6.02(9) are complied with and subject in all cases to compliance with the Minimum Guarantor Coverage; (vi) Dispositions resulting from a transaction permitted under Section 6.02(3)(i) through (iv); (vii) Dispositions comprising grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business; ~~and~~(viii) Dispositions of Assets by Subsidiaries of Open Text that are not Loan Parties to other Subsidiaries of Open Text that are not Loan Parties; and (ix) Dispositions in connection with any Permitted Securitization Program.
“Permitted Encumbrances” means, with respect to any Person, the following:

(a)    Encumbrances for Taxes, rates, assessments or other governmental charges or levies or for employment insurance, pension obligations or other social security obligations, workers’ compensation or vacation pay, the payment of which is not yet due, or for which installments have been paid based on reasonable estimate spending final assessments, or if due, the applicable grace period has not expired or the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person if either, in the case of such items being contested, (i) adequate reserves have been maintained in accordance with GAAP, if applicable or (ii) the applicable liens are not in the aggregate materially prejudicial to the value of the assets of the Loan Parties taken as a whole;
(b)    undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person;
(c)    (i) reservations, limitations, provisos and conditions expressed in any original grant from any Governmental Authority or (ii) other grant of real or immovable property, or interests therein, which, in the case of this clause (ii), do not materially affect the use of the affected land for the purpose for which it is used by that Person;
(d)    licences, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities, which do not materially impair the use of the affected land for the purpose for which it is used by that Person;
(e)    title defects, encroachments or irregularities which in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by that Person;
(f)    the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;
(g)    the Encumbrances resulting from the deposit or pledge of cash or securities in connection with contracts, tenders, bids, performance bonds and similar obligations or expropriation proceedings, or to secure workers’ compensation, unemployment insurance, and other social security obligations;

(h)    the Encumbrances resulting from surety or appeal bonds, costs of litigation when required by Law, liens and claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;
(i)    Encumbrances given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of that Person in the ordinary course of its business;
(j)    the Encumbrances created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default under Section 7.01(1)(j);
(k)    operating leases of vehicles or equipment which are entered into in the ordinary course of the Business;
(l)    Encumbrances securing Purchase Money Mortgages or Capital Lease Obligations permitted hereunder;
(m)    the Encumbrances created by the Security Documents;
(n)    Encumbrances securing indebtedness not to exceed the greater of (i) U.S. $300,000,000 (or the equivalent thereof in other currencies) and (ii) 15.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) for all Loan Parties and their Subsidiaries relating to Assets acquired in connection with Permitted Acquisitions and Investments permitted under Section 6.02(9)(k), in each case made after the Effective Date by Loan Parties and their Subsidiaries securing debts, liabilities or obligations, in each case not assumed or incurred in contemplation of such Acquisition or Investment;
(o)    subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;
(p)    the rights of any tenant, occupant or licensee under any lease, occupancy agreement or licence which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;
(q)    Encumbrances comprising grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business;
(r)    the Encumbrances set forth in Schedule K; provided that, subject to the Intercreditor Agreement, Encumbrances securing Debt in a principal amount of up to the sum of (i) the Revolving Commitments under the Revolving Credit Agreement as of the Effective Date plus the principal amounts of any “Incremental Facility” permitted in accordance with the terms of the Revolving Credit Agreement as of the Effective Date (or any Refinancing Debt in respect thereof (subject to execution of any joinder agreement that may be required under the Intercreditor Agreement)) and (ii) the Term Loans (as defined in the Term B Credit Agreement) made on the Term Loan Closing Date (as defined in the Term B Credit Agreement) plus the principal amounts of any “Incremental Term Facility” permitted in accordance with the terms of the Term B Credit Agreement as of the Effective Date (or any Refinancing Debt in respect thereof (subject to execution of any joinder agreement that may be required under the Intercreditor Agreement)) shall constitute Permitted Encumbrances and may rank pari passu with the Encumbrances created by the Security Documents;
(s)    Encumbrances or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided, however, that such Encumbrances or covenants do not materially and adversely affect the use of the lands by the Loan Parties and their Subsidiaries;
(t)    Encumbrances consisting of royalties payable with respect to any asset or property of the Loan Parties and their Subsidiaries; provided that the existence of any such Encumbrance as of the Effective Date on any material property or asset of the applicable Loan Party or Subsidiary shall have been disclosed in writing to the Lenders prior to the Effective Date;
(u)    statutory Encumbrances incurred or pledges or deposits made in favour of a Governmental Authority to secure the performance of obligations of any Loan Party or any of its Subsidiaries under Environmental Laws to which any Loan Party or Subsidiary or any assets of such Loan Party or such Subsidiary is subject; provided that no Event of Default shall have occurred and be continuing;
(v)    Encumbrances arising from the right of distress enjoyed by landlords outside of the Province of Québec to secure the payment and performance of obligations in respect of leased properties in such provinces or an Encumbrance granted by a Loan Party or a Subsidiary of a Loan Party to a landlord to secure the payment and performance of obligations in respect of leased properties in the Province of Québec leased from such landlord; provided that such Encumbrances are limited to the assets located at or about such leased properties;
(w)    any and all Encumbrances or title defects that do not materially and adversely interfere with the ordinary conduct of business of a Loan Party or a Subsidiary of a Loan Party, if customarily insurable at reasonable cost, and that may be insured against pursuant to one or more title insurance policies available from locally recognized insurance companies;
(x)    Encumbrances in favour of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(y)    Encumbrances in favour of a financial depositary institution arising (i) as a matter of law or (ii) to the extent that no funds are subject to a present and enforceable claim thereunder, under account establishment or maintenance agreements entered into the ordinary course of business, in each case, encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(z)    other Encumbrances expressly consented to in writing by the Majority Lenders;
(aa)    Encumbrances (which may rank pari passu with the Encumbrances created by the Security Documents) securing Debt described in paragraph (k) or paragraph (p) of the defined term “Permitted Debt” contained in Section 1.01;
(bb)    bankers’ Encumbrances, rights of setoff and other similar Encumbrances existing sole with respect to accounts and cash and cash equivalents on deposit in accounts (including any restriction on the use of such cash and cash equivalents or investment property), in each case granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to cash management services (including operating account arrangements and those involving pooled accounts and netting arrangements); provided that, unless such Encumbrances arise by operation of applicable law, in no case shall any such Encumbrances secure (either directly or indirectly) any Debt for borrowed money;
(cc)    Encumbrances securing a Permitted Securitization Program;
~~(cc)~~(dd)    Encumbrances not otherwise permitted above securing obligations in an aggregate amount not to exceed the greater of (i) U.S. $300,000,000 (or the equivalent thereof in any other currency) and (ii) 15.0% of Consolidated EBITDA for the most recently ended Measurement Period (calculated on a pro forma basis) (or the equivalent thereof in other currencies) at any time; and
~~(dd)~~(ee)    any extension, renewal or replacement of any of the foregoing.
“Term Loan Facility” means the term loan facility made available to the Borrower in accordance with ARTICLE II of the ~~Third~~Fourth Amendment.
“Term Loans” means the Term Loan Advances made by the Term Loan Lenders to the Borrower pursuant to ARTICLE II of the ~~Third~~Fourth Amendment.”.
(b)Section 2.03 of the Existing Credit Agreement is hereby amended by deleting such section and replacing it with the following:

“The Borrower shall use the proceeds of the Borrowing under the Term Loan Facility on the Fourth Amendment Effective Date to repay the Existing Term Loans.”.
(c)Section 2.06 of the Existing Credit Agreement shall be amended on the Amendment Date by replacing the words “provided that, if, during the period beginning on the Third Amendment Effective Date and ending on the date that is six months after the Third Amendment Effective Date, the Borrower” with the words “provided that, if, during the period beginning on the Fourth Amendment Effective Date and ending on the date that is six months after the Fourth Amendment Effective Date, the Borrower”
(d)Section 6.02(8) of the Existing Credit Agreement is hereby amended by replacing the reference therein to “$300,000,000” with “$500,000,000”.
(e)Section 16.03 of the Existing Credit Agreement is hereby amended as follows (indicated by way of example: ~~deleted text~~ and added text):
“Upon the Disposition of any item of Collateral of any Loan Party in accordance with the terms of the Credit Documents (including in connection with a Permitted Securitization Program), the Administrative Agent and the Collateral Agent will, at the applicable Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Encumbrances granted under the Security Documents in accordance with the terms of the Credit Documents, and, in the case of any Disposition involving the sale of any Guarantor (to the extent permitted by the Credit Documents), a release of such Loan Party from its obligations under the Guarantee and all other Credit Documents to which it is bound or subject.”.
(f)Schedule 4 to the Existing Credit Agreement shall be amended and restated in its entirety on the Amendment Date as set forth in Annex I hereto.
(g)The Lenders party hereto (or party to a 2024-A Replacement Term Loan Consent) waive the payment of any breakage loss, costs or expense arising under Section 8.01(2) of the Existing Credit Agreement in connection with the repayment of the Existing Term Loans on the Amendment Date.
ARTICLE II
2024-A REPLACEMENT TERM LOANS
SECTION 2.01    2024-A Replacement Term Loans.
(a)Subject to the terms and conditions set forth herein, each of the 2024-A Additional Replacement Term Lenders agrees to make 2024-A Additional Replacement Term Loans to the Borrower on the Amendment Date in a principal amount not to exceed its 2024-A Additional Replacement Term Loan Commitment. The Borrower shall prepay in full all Existing Term Loans of each 2024-A Replacement Term Loan Non-Exchanging Lender with the proceeds of the 2024-A Additional Replacement Term Loans. Unless previously terminated, the 2024-A Additional Replacement Term Loan Commitments shall terminate at 11:59 p.m., New York City time, on the Amendment Date.
(b)Subject to the terms and conditions set forth herein, each 2024-A Replacement Term Loan Cashless Settlement Option Lender hereby agrees that its Existing Term Loans will be automatically exchanged for 2024-A Replacement Term Loans in an aggregate amount equal to the

Existing Term Loans exchanged by such 2024-A Replacement Term Loans Cashless Settlement Option Lender on the Amendment Date (or a lesser amount allocated to such Lender by the 2024-A Refinancing Arranger in consultation with the Borrower on or prior to the Amendment Date).
(c)Upon satisfaction of the conditions precedent in ARTICLE IV and the funding of the 2024-A Additional Replacement Term Loans on the Amendment Date, and notwithstanding anything to the contrary contained in the Existing Credit Agreement, the Borrower’s obligations in respect of Existing
Term Loans in respect to any Existing Term Lender shall be deemed to have been satisfied.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the other parties hereto to enter into this Amendment and perform their respective obligations hereunder, each Loan Party hereby represents and warrants to the Agent and each of the Lenders that:
SECTION 3.01    Authorization. Each Loan Party has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by each Loan Party and the performance by each such Loan Party of its respective obligations hereunder have been duly authorized by all necessary corporate, partnership or analogous action.
SECTION 3.02    No Conflict. The execution and delivery of this Amendment by each Loan Party, and the performance by each Loan Party of its respective obligations hereunder, and compliance with the terms, conditions and provisions hereof, will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of (i) its constating documents or by-laws, (ii) any Law, (iii) any material contractual restriction binding on or affecting it or its properties, or (iv) any judgment, injunction, determination or award which is binding on it; or (b) result in, require or permit (i) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (ii) the acceleration of the maturity of any material Debt binding on or affecting it, or (iii) any third party to terminate or acquire any rights materially adverse to the applicable Loan Party under any Material Agreement except where in each case such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.03    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party and constitutes legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, subject only to any limitation under Laws relating to (a) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (b) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.
SECTION 3.04    Representations and Warranties. The representations and warranties contained in Article 5 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
SECTION 3.05    No Default. No event has occurred and is continuing that would constitute a Default or an Event of Default.

ARTICLE IV
EFFECTIVENESS OF THIS AMENDMENT
SECTION 4.01    Conditions. This Amendment (including the amendments set forth in ARTICLE I) and the obligations of the 2024-A Replacement Term Lenders to make 2024-A Replacement Term Loans shall become effective when all of the conditions set forth in this ARTICLE IV shall have been satisfied or waived in accordance with Section 16.01 of the Existing Credit Agreement (the date such conditions are satisfied or waived, the “Amendment Date”):
(a)The Agent (or its counsel) shall have received (i) from each 2024-A Replacement Term Loan Exchange Lender, each 2024-A Post-Closing Option Lender and each 2024-A Additional Replacement Term Lender, (ii) from Lenders that constitute Majority Lenders and (ii) from each of the Loan Parties, either (x) a counterpart of this Amendment signed on behalf of such party (or a 2024-A Replacement Term Loan Consent) or (y) written evidence reasonably satisfactory to the Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”) that such party has signed a counterpart of this Amendment (or a 2024-A Replacement Term Loan Consent).
(b)The Agent shall have received from the Loan Parties a certified copy of (i) the charter documents and by-laws (or equivalent governing documents) of each Loan Party organized in Canada, the United States of America or the United Kingdom (each, an “Applicable Loan Party”); (ii) the resolutions of the board of directors (or any duly authorized committee or other governing body thereof) or of the shareholders, as the case may be, of each Applicable Loan Party approving the repricing of the Term Loans and other matters provided for in this Amendment and approving the entering into of all other related Credit Documents to which they are a party and the completion of all transactions contemplated thereunder; (iii) all other instruments evidencing necessary corporate, company or partnership action of each Applicable Loan Party and of any required Authorization with respect to such matters; and (iv) certifying the names and true signatures of its officers authorized to sign this Amendment and the other Credit Documents manually or by mechanical means; provided that, a certificate from each such Applicable Loan Party certifying that there have been no changes to any of the foregoing items or matters since the date of the last certified copies thereof delivered by such Applicable Loan Party in connection with the Existing Credit Agreement shall be deemed to satisfy the condition in this Section 4.01(b).
(c)The Agent shall have received a certificate of status, compliance, good standing or like certificate with respect to each Applicable Loan Party issued by the appropriate government official in the jurisdiction of its incorporation or organization.
(d)Each of the representations and warranties contained in ARTICLE III above shall be true and correct.
(e)The Agent shall have received a certificate, dated as of the Amendment Date and signed by a Responsible Officer of the Borrower, confirming the accuracy of the representations and warranties set forth in ARTICLE III.
(f)The Agent shall have received, to the extent invoiced at least three Business Days prior to the Amendment Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (but excluding any fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Credit Document on or prior to the Amendment Date (which amounts may be offset against the proceeds of the Term Loans made hereunder).

(g)The Borrower shall have paid to the Agent, for the ratable account of the Existing Term Lenders immediately prior to Amendment Date, simultaneously with the making of the 2024-A Replacement Term Loans, all accrued and unpaid interest on their respective Existing Term Loans to, but not including, the Amendment Effective Date.
(h)the Administrative Agent shall have received reasonably satisfactory opinions of (i) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties, (ii) Osler, Hoskin & Harcourt LLP, special Ontario counsel to the Loan Parties, (iii) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties, and (iv) Cleary Gottlieb Steen & Hamilton LLP, special New York and United Kingdom counsel to the Loan Parties, in each case as is relevant to confirm, inter alia, corporate existence, due authorization, non-contravention of other Debt of any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) which is outstanding in an aggregate principal amount exceeding $125,000,000, execution by the Applicable Loan Parties and enforceability of the Amendment, and the validity and perfection of the Encumbrances created under the applicable Credit Documents after giving effect to this Amendment.
(i)The Administrative Agent shall have received a certificate, dated as of the Amendment Date and signed by a Financial Officer of Open Text attesting to the Solvency of Open Text and its Subsidiaries, taken as a whole.
(j)The Agent shall have received an Accommodation Notice for the Accommodation occurring on the Amendment Effective Date in accordance with the delivery requirements under Section 3.02 of the Existing Credit Agreement (or such later time as may be agreed by the Agent in its discretion).
ARTICLE V
POST-CLOSING OBLIGATIONS
SECTION 5.01    Post-Closing Obligations. On or prior to the date that is three Business Days following the Amendment Date, the Borrower shall have paid to the Agent all fees payable thereto or to each applicable 2024-A Refinancing Arranger or any 2024-A Replacement Term Lender.
ARTICLE VI
MISCELLANEOUS
SECTION 6.01    Notices. All notices hereunder shall be given in accordance with the provisions of Section 13.01 of the Existing Credit Agreement.
SECTION 6.02    Effect of This Amendment;No Duties of 2024-A Refinancing Arrangers. On and after the Amendment Date, each reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Lender, the Agent, any other Guaranteed Party or any Loan Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Document. This Amendment and all other Credit Documents and other agreements and instruments executed and delivered herewith do not constitute a novation or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Credit Documents as in effect prior to the Amendment Date, and such Obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Security Documents are hereby confirmed and continued by this Amendment and continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Loan Parties to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents), or any one or more of them, in any currency, under, in connection with or pursuant to the Credit Documents. Without limitation of the foregoing, all security interests, pledges, assignments and other Encumbrances previously granted by any Guarantor, as a Grantor, pursuant to the Security Documents are confirmed and continued by this Amendment, and all such security interests, pledges, assignments and other Encumbrances shall remain in full force and effect as security for all obligations thereunder with no change in the priority applicable thereto, in each case, subject only to Encumbrances permitted under the Credit Documents, to the extent provided therein. Anything herein to the contrary notwithstanding, neither the 2024-A Refinancing Arrangers nor holders of similar titles, if any, specified in this Amendment shall have any powers, duties or responsibilities under this Amendment, the Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder or thereunder.
SECTION 6.03    Counterparts; Integration; Effectiveness; Electronic Execution. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.
SECTION 6.04    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.
SECTION 6.05    Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 6.06    Interest Periods. The 2024-A Replacement Term Loans will initially be SOFR Advances having Interest Periods ending on the same date as the Interest Period applicable to the Existing Term Loans outstanding immediately prior to the Amendment Date.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

OPEN TEXT CORPORATION, as Borrower

By:     /s/ Madhu Ranganathan
Name:    Madhu Ranganathan
Title:    Executive Vice President, Chief Financial
        Officer

GXS, LLC
GXS INTERNATIONAL, INC.
OPEN TEXT CANADA LTD.
OPEN TEXT INC.
OPEN TEXT SA ULC
VIGNETTE PARTNERSHIP, LP, by its general partner, OPEN TEXT CANADA LTD.
OPEN TEXT CANADA INTERNATIONAL INVESTMENTS ULC
OPEN TEXT US ACQUISITION HOLDINGS, LLC
OPEN TEXT US INVESTMENTS HOLDINGS, LLC
MICRO FOCUS LLC, each as a Guarantor

By:     /s/ Madhu Ranganathan
Name:    Madhu Ranganathan
Title:    President and Treasurer

OPEN TEXT (BARBADOS) INVESTMENTS SRL, as a Guarantor

By:     /s/ Daniel J. VanDerWerff
Name:    Daniel J. VanDerWerff
Title:    Authorized Signatory

OPEN TEXT UK INVESTMENTS
GLOBAL LIMITED
OPEN TEXT UK INVESTMENTS INTERNATIONAL HOLDINGS LIMITED
OPEN TEXT UK INVESTMENTS INTERNATIONAL LIMITED
OPEN TEXT UK INVESTMENTS LIMITED
OPEN TEXT UK INVESTMENTS GLOBAL HOLDINGS LIMITED
OPEN TEXT UK HOLDING LIMITED
MICRO FOCUS INTERNATIONAL LIMITED
MICRO FOCUS IP DEVELOPMENT LIMITED, each as a Guarantor

By:     /s/ Christian Waida
Name:    Christian Waida
Title:    Director

OPEN TEXT CAYMAN INTERNATIONAL INVESTMENTS LIMITED
OPEN TEXT CAYMAN INVESTMENTS LIMITED, each as a Guarantor

By:     /s/ Daniel J. VanDerWerff
Name:    Daniel J. VanDerWerff
Title:    Director

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By: /s/ Kristian Rathbone
    Name:     Kristian Rathbone
    Title:    Managing Director

BARCLAYS BANK PLC, as a 2024-A Replacement Term Lender

By: /s/ Kristian Rathbone
    Name:     Kristian Rathbone
    Title:    Managing Director

Lender Consents on file with the Administrative Agent

Annex I
SCHEDULE 4
APPLICABLE MARGINS

SOFR Advances (per annum)	Base Rate Advances (per annum)
1.75%	0.75%

Annex II

2024-A Additional Replacement Term Loan Commitments

On file with the Administrative Agent

Annex III
CONSENT TO FOURTH AMENDMENT TO CREDIT AGREEMENT (EXISTING TERM LOANS)

CONSENT (this “Consent”) to the Fourth Amendment to Credit Agreement (the “Amendment”) by and among Open Text Corporation (the “Borrower”), each Guarantor, each Lender party thereto and Barclays Bank PLC, as administrative agent and collateral agent under the Existing Credit Agreement. Capitalized terms used in this Consent but not defined herein have the meanings assigned to such terms in the Amendment.

Existing Lenders of Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):
Cashless Settlement Option
[ ] to exchange 100% of the outstanding principal amount of the Existing Term Loans held by such Lender for 2024-A Replacement Term Loans in an equal principal amount (or such lesser amount allocated to such Lender by the 2024-A Refinancing Arranger in consultation with the Borrower).

Post-Closing Settlement Option
[ ] to exchange 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment Date and purchase by assignment the principal amount of 2024-A Replacement Term Loans committed to (or such lesser amount allocated to such Lender by the 2024-A Refinancing Arranger in consultation with the Borrower) separately by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered by a duly authorized officer.
, as a Lender By: Name: Title: If a second signature is necessary. By: Name: Title:
Name of Fund Manager (if any):
Current holding amount:	$